                                                ACCOUNTING SERVICES AGREEMENT

ACCOUNTING SERVICES AGREEMENT,  made as of the 1st day of November,  2002, (the "Effective Date") by and between Thrivent Financial for Lutherans,  a fraternal benefit society  organized and existing under the laws of the State of Wisconsin  ("Thrivent
Financial"),  and The Lutheran Brotherhood Family of Funds, a Delaware Business Trust (the "Trust").

WHEREAS,  the Trust is engaged in business as an open-end  investment  company  registered under the Investment Company Act of
1940, as amended ("1940 Act"); and

WHEREAS, the Trust is authorized to issue shares of the following series:

                                 o Lutheran Brotherhood Opportunity Growth Fund
                                 o Lutheran Brotherhood Mid Cap Growth Fund
                                 o Lutheran Brotherhood World Growth Fund
                                 o Lutheran Brotherhood Growth Fund
                                 o Lutheran Brotherhood Fund
                                 o Lutheran Brotherhood Value Fund
                                 o Lutheran Brotherhood High Yield Fund
                                 o Lutheran Brotherhood Income Fund
                                 o Lutheran Brotherhood Municipal Bond Fund
                                 o Limited Maturity Bond Fund
                                 o Lutheran Brotherhood Money Market Fund

(the  "Initial  Funds,"  and  together  with all other  series or Funds  subsequently  established  by the Trust with  respect to which Thrivent  Financial renders  accounting and pricing services pursuant to the terms of this Agreement,  being  collectively referred as the "Funds" and individually as a "Fund"); and

WHEREAS,  the Board of Trustees (the "Board") of the Trust desires to retain  Thrivent  Financial to furnish mutual fund accounting and pricing services to the Trust, and Thrivent Financial is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.    Appointment.  (A) The Trust hereby  appoints Thrivent  Financial to provide the accounting and pricing services with respect to the Funds as described in Schedule A (the "Services") for the period and on the terms set forth in this Agreement, and
      (B)  Thrivent  Financial  hereby  accepts  such  appointment  and agrees to render  the  services  herein set forth, for the compensation herein provided.

II.   Additional  Series.  In the event that the Trust establishes one or more series of shares other than the Initial  Funds with respect to which the Trust desires to retain Thrivent Financial to render the Services hereunder,  the Trust shall so notify
      Thrivent  Financial  in  writing,  indicating  the fee to be payable with  respect  to the additional  series of shares.  If
      Thrivent  Financial  is willing to render such  services on the terms provided  for herein,  it shall so notify the Trust in writing, whereupon such series shall become a Fund hereunder.

III.  Compensation.  The Trust agrees to pay Thrivent Financial  for the Services at such rate, not to exceed the rates charged by unaffiliated  vendors for comparable  Services, as may be approved annually by a majority of the Board (the "Contract Price")
      (Schedule B). The Contract  Price shall be payable  monthly within ten (10) days of the date of invoice.  The Contract Price shall be adjusted annually by mutual agreement.

IV.   Employees.  All personnel assigned by Thrivent Financial to perform the Services will be employees of Thrivent  Financial or its  affiliates.  Thrivent  Financial will be considered,  for all  purposes  an  independent  contractor,  and it will not, directly or indirectly,  act as an agent, servant or employee of the Trust, or make any commitments or incur any liabilities on behalf of the Trust without its prior written consent.

V.    Use of the  Services  of Others.  Thrivent Financial  may,  at its cost,  employ, retain or  otherwise  avail  itself of the
      Services or facilities  of other persons or  organizations  for the purpose of providing the Trust with such information  or
      Services as it may deem  necessary,  appropriate  or convenient for the discharge of its obligations  hereunder or otherwise helpful to the Trust, or in the discharge of its overall responsibilities with respect to the Services to be provided to the
      Trust.

VI.   Records.  Thrivent Financial  shall  maintain all books and records  required to be maintained  by the Trust pursuant to the
      1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Funds.

VII.  Reports  to Trust by  Thrivent  Financial.  Thrivent  Financial  shall  provide  the  Trust,  at such  times as the  Trust may reasonably require, with reports relating to the Services provided by Thrivent Financial under this Agreement.  Such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust.

VIII. Services to Other Clients.  Nothing herein contained shall limit the freedom of Thrivent Financial or any affiliated  person of Thrivent  Financial  to render  investment  advice or  administrative  services to other investment companies,  to act as investment  advisor  or  investment  counselor  to other  persons,  firms or  corporations, or to engage  in other  business activities.

IX.   Limitation of Liability of Thrivent  Financial.  Neither Thrivent Financial nor any of its officers, trustees,  or employees
      (collectively, "Related  Persons"), shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Trust or Funds or (ii) any error of fact or  mistake  of law contained  in any  report or data  provided by  Thrivent
      Financial,  except in each case for any error,  mistake or loss resulting  from negligence  in the  performance  by Thrivent
      Financial or such Related Person of Thrivent Financial's duties on behalf of the Trust or Funds pursuant to this Agreement.

      Notwithstanding  the  foregoing, any stated  limitations  on  liability  shall  not  relieve  Thrivent  Financial  from  any responsibility or liability  Thrivent Financial may have under state or federal statutes or from responsibility or liability for errors in connection with the execution of trade orders.

X.    Limitation of Liability.  The term "The  Lutheran Brotherhood Family of Funds" means and refers to the Trustees from time to time serving under the First Amended and Restated Master Trust Agreement of the Trusts dated  September 1, 1993, as the same may subsequently thereto have been, or subsequently hereto may be, amended (the "Trust  Agreement").  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust  personally, but shall bind only the trust  property of the Trust, as provided in the Trust
      Agreement.  The execution and delivery of this Agreement have been  authorized by the Trustees and signed by the President of the Trust, acting as such, and neither such authorization  by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them personally,  but shall bind only the trust property of the
      Trust as provided in the Trust Agreement.  The obligations of any Fund hereunder shall be the exclusive  obligation of that
      Fund and Thrivent Financial can only look to the assets of that Fund to satisfy any debt or obligation incurred by that Fund hereunder.

XI.   Term of Agreement.  This  Agreement shall become effective with respect to the Initial Funds on the Effective Date and, with respect to any additional  Fund, on the date of receipt by the Trust of notice from Thrivent  Financial in  accordance  with
      Section II hereof  that  Thrivent  Financial  is  willing to provide services  with  respect  to such  Fund.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the Effective Date with respect to the Initial Funds and, with respect to each  additional  Fund, for one year from the date on which this  Agreement  becomes effective with respect to such Fund.  Thereafter, this Agreement shall continue in effect from year to year, with respect to the Funds,  subject to the  termination  provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually by the Board.

XII.  Termination of Agreement.  Notwithstanding the foregoing,  this Agreement may be terminated by either party at any time with respect to a Fund, without the payment of any penalty on at least 60 days' prior written notice to the other party.

XIII. Amendments,  Waivers,  etc.  Provisions  of this Agreement may be  changed, waived,  discharged  or  terminated  only by an instrument  in writing  signed by the party against which enforcement of the change,  waiver,  discharge or  termination  is sought.  This  Agreement (including any exhibits and schedules  hereto) may be amended at any time by written mutual consent of the  parties,  subject  to the  requirements  of the 1940 Act and rules and regulations  promulgated  and  orders granted thereunder.

XIV.  Miscellaneous.

      A. Captions.  The captions in this  Agreement are included for  convenience  of reference  only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      B. Interpretation.  Nothing  herein  contained  shall be deemed to  require  the Trust to take any action  contrary  to its
         Trust Agreement or By-laws,  or any  applicable  statutory or regulatory  requirement to which it is subject or by which it is bound,  or to relieve or deprive  the Board of its  responsibility  for and control of the conduct of the affairs of the Trust.

      C. Definitions.  Any question of  interpretation  of any term or provision of this Agreement having a counterpart in or otherwise derived  from a term or  provision  of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations  thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court,  by rules,  regulations,  or orders of the SEC  validly  issued  pursuant to the 1940 Act.
         Where the effect of a  requirement  of the federal  securities  laws  reflected in any  provision  of this  Agreement is made less restrictive  by a rule,  regulation,  or order of the SEC,  whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

      D. Governing Law.  This Agreement shall be construed and governed by the laws of the state of Wisconsin.

      E. Notices.  All  communications or notices required  permitted by this Agreement shall be in writing and shall be deemed to have been give at the earlier of the date when  actually  delivered to an officer of a party or when  deposited in the
         United States Mail,  certified or registered mail, postage prepaid,  return receipt  requested,  and addressed to the principal place of business of such parties notifies the parties in accordance with this section of change of address.

      F. Entire  Agreement.  This Agreement  together with the Schedules hereto  constitutes the entire agreement between the Trust and Thrivent  Financial  with  respect to the  subject  matter  hereof.  There are no  restrictions,  promises, warranties, covenants or undertakings other than those expressly set forth herein and therein.  This Agreement  supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                                   THE LUTHERAN BROTHERHOOD
                                                   FAMILY OF FUNDS

                                                   By: /s/ Charles D. Gariboldi
                                                       -----------------------------------
                                                       Charles D. Gariboldi, Treasurer

                                                   THRIVENT FINANCIAL FOR LUTHERANS

                                                   By: /s/ Randall L. Boushek
                                                       -----------------------------------
                                                       Randall L. Boushek, Senior Vice President
                                                       and Treasurer

                                                              SCHEDULE A

Services to be performed by Thrivent Financial:

      1. Portfolio Accounting Services.  Thrivent Financial shall provide the following portfolio accounting and reporting services for each series of the Trust covered by this Agreement:

         (a) Maintain daily portfolio records for each series on a trade date basis using security trade information communicated from the Investment Adviser or Subadviser for the series;

         (b)  On each  business day record the prices of the portfolio  positions of each series as obtained  from a source approved by the Board;

         (c)  Record interest and dividend accrual  balances each business day on the portfolio  securities of each series and calculate and record each series' gross earnings on investments for that day;

         (d)   Determine  gains and losses on portfolio  security  sales on a daily basis for each series and identify  such gains and loses as  short-short,  short or  long-term.  Account for periodic  distributions  of gain to  shareholders  of each series and maintain undistributed gain or loss balances as of each business day; and

         (e)   Provide each series with  portfolio-based  reports on the foregoing on a periodic  basis as mutually  agreed upon between the Board and Thrivent Financial.

      2. Expense Accrual.  Thrivent  Financial shall provide accounting and reporting services relating to the accrual of expenses as described below for each series of the Trust covered by this agreement:

         (a) On each business day,  calculate the amounts of expense accrual for each series according to the  methodology,  rate or dollar amount specified by the Board;

         (b) Account for expenditures  and maintain  expense accrual balances for each series at a level of accounting  detail specified by the Board;

         (c) Conduct  periodic  expense  accrual  reviews for each series as requested by the Board  comparing  actual  expenses to accrual amounts; and

         (d) Issue periodic reports for each series detailing expense accruals and payments at the times requested by the Board.

      3. Valuation and Financial  Reporting  Services.  Thrivent  Financial shall provide accounting and reporting services relating to the net asset value of each series of the Trust's covered by this Agreement as described below:

         (a) Account for purchases, sales, exchanges,  transfers,  dividend reinvestments and other activity relating to the shares of each series as reported by the Trust's Transfer Agent on a daily basis;

         (b) Provide the Investment  Adviser and where applicable,  the Subadviser a daily report of cash reserves available for short term investing;

         (c) Record  daily the net  investment  income  (earnings)  for each  series.  Account for  periodic  distributions of earnings to shareholders of each series and maintain undistributed net investment income balances as of each business day;

         (d) Maintain a general  ledger for each series in the form  specified by the Board and produce a set of financial statements  for each series as requested from time to time by the Board;

         (e) On each  business day of the Trust  determine the net asset value of each series in accordance  with the  accounting policies and procedures described in the current Prospectus of the Trust;

         (f) On each  business  day of the Trust,  calculate  the per share net asset  value,  per share net  earnings  and other per share amounts  reflective of the operations of each series on the basis of the number of shares  outstanding as reported by the Transfer Agent;

         (g) Issue daily reports  detailing  such per share  information  of each series to such persons  (including the Transfer
             Agent and Distributor of the Trust's shares) as directed by the Board; and

         (h) Issue to the Board  monthly  reports  which  document the adequacy of the  accounting  detail  necessary to support month-end ledger balances for each series.

       4. Tax  Accounting  Services.  Thrivent  Financial  shall provide the following  tax  accounting  services for each series of the Trust covered by this Agreement:

          (a) Maintain  tax  accounting  records  for the  investment  portfolio  of each  series  necessary  to support  IRS tax reporting requirements for regulated investment companies;

          (b) Maintain tax lot detail for the investment portfolio of each series;

          (c) Calculate  taxable gains and losses on sales of portfolio  securities for each series using the tax cost basis defined for the particular series;

          (d) Issue  reports  to the  Transfer  Agent  of each  series  detailing  the  taxable  components  of  income  and capital  gains distributions as necessary to assist such Transfer Agent in issuing reports to shareholders; and

          (e) Provide any other reports relating to tax matters for each series as reasonably requested from time to time by the
              Board.

                                                              SCHEDULE B

                              Fund                                                                   Fee

                              Lutheran Brotherhood Opportunity Growth Fund                         $45,000
                              Lutheran Brotherhood Mid Cap Growth Fund                             $45,000
                              Lutheran Brotherhood World Growth Fund                               $45,000
                              Lutheran Brotherhood Growth Fund                                     $27,500
                              Lutheran Brotherhood Fund                                            $70,000
                              Lutheran Brotherhood Value Fund                                      $27,500
                              Lutheran Brotherhood High Yield Fund                                 $50,000
                              Lutheran Brotherhood Income Fund                                     $50,000
                              Lutheran Brotherhood Municipal Bond Fund                             $50,000
                              Limited Maturity Bond Fund                                           $32,500
                              Lutheran Brotherhood Money Market Fund                               $50,000